UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 22, 2014, RLI Corp. subsidiaries RLI Insurance Company (“RLIC”) and Mt. Hawley Insurance Company (“Mt. Hawley”) each entered into a separate Advances, Collateral Pledge, and Security Agreement (“ACPS Agreements”) with the Federal Home Loan Bank of Chicago (“FHLB”).

The ACPS Agreements and related agreements permit RLI/Mt. Hawley to participate in the FHLB’s secured lending programs. The ACPS Agreements provide the general terms and conditions for RLI/Mt. Hawley obtaining, maintaining, and repaying loans and extensions of credit (“Advances”) from the FHLB under the lending program. Under each ACPS Agreement, RLIC/Mt. Hawley is required to maintain a deposit account, and to provide and pledge a security interest in collateral (“Collateral”) approximately equal in value to the amount of Advances. Each ACPS Agreement also contains provisions generally included in agreements of its nature, including representations and warranties concerning RLIC/Mt. Hawley and the Collateral, terms regarding the delivery and maintenance of the Collateral and the related security interest, and remedies available in the event of a default by RLIC/Mt. Hawley.

As a result of arrangements with the FHLB, the amount of Advances that may be obtained by RLIC/Mt. Hawley at any time and the amount of Collateral required, is based on a multiple of RLIC’s/Mt. Hawley’s capital stock investment in the FHLB.The specific terms of each Advance, including the amount, rate of interest, and repayment terms, will be determined at such time.

The amount of Advances that RLIC and Mt. Hawley may obtain is subject to certain limitations under RLI Corp.’s Credit Agreement with JPMorgan Chase Bank dated as of May 28, 2014, including a provision that limits liens securing indebtedness under FHLB agreements to $125 million.

The foregoing description of the ACPS Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of each ACPS Agreement attached as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Advances, Collateral Pledge, and Security Agreement, dated as of September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: September 26, 2014	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Advances, Collateral Pledge, and Security Agreement, dated as of September 22, 2014.